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                                                                EXHIBIT (D)(27)

                                  FORUM FUNDS
                         INVESTMENT ADVISORY AGREEMENT

                                  Appendix A

                                                      FEE AS A % OF THE ANNUAL
                                                      AVERAGE DAILY NET ASSETS
FUNDS OF THE TRUST                                          OF THE FUND
------------------                                    ------------------------
Merk Hard Currency Fund..............................          1.00%
[Merk Asian Currency Fund]...........................         [1.00%]